                                                                    EXHIBIT 99.2

                                   EXHIBIT A

                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and effective as of October 3, 1994, by and between Marine Drilling Companies, Inc., a Texas corporation (the "Company") and M V Enterprise Limited Partnership, a Louisiana limited partnership (the "Partnership").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Memorandum of Agreement (the "Memorandum of Agreement") entered into on the date hereof among the Company, a subsidiary of the Company and the Partnership, the Partnership may be issued up to 1,056,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock");

         WHEREAS, as consideration for the agreement of the Partnership to acquire and accept the Common Stock, the Company has agreed to grant the such parties the rights and benefits set forth in this Agreement;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants, terms and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which commercial banks are authorized by law to be closed in Houston, Texas.

         "CLOSING" AND "CLOSING DATE" shall have the meanings assigned to such terms in the Memorandum of Agreement.

         "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "HOLDER" means the Partnership and any partner thereof who receives Registrable Securities from the Partnership and who complies with the provisions of Section 6(i).

         "REGISTRABLE SECURITIES" means (i) the shares of Common Stock acquired by the Holders pursuant to the Memorandum of Agreement and (ii) any securities issued or issuable in respect of any Registrable Securities by way of any stock split or stock dividend or in connection with any combination of shares, recapitalization, merger,
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consolidation, reorganization or otherwise (the "Shares"); provided, however, that as to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when such securities shall have been disposed of by the Holders or on the end of the periods set forth in Section 2.

         "REGISTER", including "REGISTERED" and "REGISTRATION", refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "UNDERWRITER" means each person (other than the Company and its officers, directors, agents and advisors) that participates in the offering of the Registrable Securities, whether pursuant to an underwritten public offering or otherwise.

         2. SHELF REGISTRATION. (a) As soon as practical after the date hereof, the Company shall file with the Commission a registration statement on Form S-3 (or other appropriate form) for the purpose of registering the Registrable Securities for offer and sale by the Holders under the Securities Act. The Company shall use its best efforts to cause such registration statement to be declared effective under the Securities Act on or prior to the Closing Date.

         (b) The Company shall use its best efforts to cause such registration statement to remain effective under the Securities Act until the earlier of (i) 90 days from the Closing Date (the "Initial Registration Period"), or (ii) the date on which all Registrable Securities have been sold by the Holders. If all Registrable Securities have not been sold by the Holders prior to the expiration of the Initial Registration Period, then the Partnership shall have the option, by delivering written notice to the Company at least five business days prior to the end of the Initial Registration Period, to extend the period during which the Company shall be obligated to use its best efforts to maintain the effectiveness of the registration statement for an additional 60 day period (or such shorter period as shall end on the date on which all of the Registrable Securities have been sold) (the "Option Period"). In addition, the Partnership shall have the right to require the Company to use its best efforts to maintain the effectiveness of the registration statement for one additional 60-day Option Period (or such shorter period as shall end on the date on which all of the Registrable Securities have been sold) by delivering written notice to the Company at least five business days prior to the expiration of the initial Option Period.

         (c) Notwithstanding the foregoing, upon a request by the Partnership for an Option Period as provided in Section 2(b) or at any time during an Option Period, the





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Company shall be entitled, by written notice to the Holders, to require the
Holders to suspend any sales of Registrable Securities under the registration statement for a period of up to 90 days, if the Company is in possession of material information concerning it or its business or affairs, the public disclosure of which the Company believes would have an adverse effect on the Company; provided, however, that the Company shall be entitled to require the Holders to suspend sales pursuant to this Section 2(c) for no more than 90 days during each Option Period.

         (d) In calculating the periods during which the Company is obligated to use its best efforts to maintain the effectiveness of the registration statement during either the Initial Registration Period or an Option Period, the registration statement shall not be deemed to have been effective during (i) any period for which the Company has requested that the Holders suspend sales of Registrable Securities pursuant to Section 2(c) plus 15 days, or (ii) twice the number of days included in the period from and including the date on which the Company gives a notice pursuant to Section 3(a)(iv) until and including the date when the Holders shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(a)(iv), or (iii) any period during which the registration statement is materially interfered with by any stop order, injunction or other order of the Commission or other governmental agency or court, or (iv) any day on which trading in the Common Stock is halted or suspended on the Nasdaq Stock Market.

         (e) If any Holder intends to distribute the Registrable Securities by means of an underwriting, such Holder shall so advise the Company and provide the name of the managing underwriter or underwriters that the Holder proposes to employ in connection with the public offering proposed to be made pursuant to the registration provided by this Section 2.

         (f) The parties acknowledge that the Holders do not intend for the Registrable Securities to be subject to any "lock- up" agreement, and the Company will not request that the Holders become a party to any "lock-up" agreement, except as provided in Section 3(b).

         3. REGISTRATION PROCEDURES. (a) The Company will keep the Holders advised in writing as to the progress of the registration referred to in Section 2, and in connection with such registration, the Company will as expeditiously as possible:

                 (i) notify the Holders of any stop order issued or threatened by the Commission in connection therewith and take all actions required to prevent the entry of such stop order or to remove it if entered;

                 (ii) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for the periods specified in Section 2; and cause the prospectus to be supplemented by any required prospectus supplement,





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         and as so supplemented to be filed pursuant to Rule 424 under the
         Securities Act;

                 (iii) furnish to the Holders such number of copies of the registration statement and amendments thereto and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as the Holders or the underwriters, if any, may request in order to facilitate the disposition of the Registrable Securities being sold by the Holders (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by the Holders and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto);

                 (iv) notify the Holders at any time when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, if required by applicable law, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (v) to the extent not already so listed, use its best efforts to cause all Registrable Securities included in such registration statement to be listed, by the date of the first sale of Registrable Securities pursuant to such registration statement, on the NASDAQ Stock Market;

                 (vi) make "generally available to its security holders" (within the meaning of Rule 158) a consolidated earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                 (vii) if requested by the managing underwriter or underwriters or the Holders, incorporate in the prospectus or a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or the Holders, as the case may be, reasonably requests to be included therein, including, without limitation, information with respect to the number of Registrable Securities being sold by the Holders to any underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of





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         the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus or supplement or post-effective amendment;

                 (viii) as promptly as practicable after filing with the Commission of any document which is incorporated by reference in a prospectus contained in a registration statement, deliver a copy of such document to the Holders;

                 (ix) on or prior to the date on which the registration statement is declared effective, use its best efforts to register or qualify the Registrable Securities, in connection with the registration or qualification of the Registrable Securities covered by the registration statement, for offer and sale under the securities or blue sky laws of each state and other jurisdictions of the United States as the Holders or the underwriter may reasonably request in writing, to use its best efforts to keep each such registration or qualification effective, including through new filings, amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject; and

                 (x) make available for inspection by the Holders, any underwriter participating in any disposition pursuant to such registration statement, counsel retained by the Holders, counsel for the underwriters and any accountant or other agent retained by the Holders or any such underwriter (collectively, the "Inspectors"), such financial and other records, pertinent corporate documents and properties of the Company (the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspectors in connection with such registration statement.

         (b) The Holders agree that, upon receipt of any notice from the Company (i) requesting suspension by the Holders of sales of Registrable Securities under Section 2(c), or (ii) notifying the Holders of the happening of any event of the kind described in Section 3(a)(iv) hereof, or (iii) notifying the Holders of the existence of a stop order with respect to the registration statement under Section 3(a)(i) hereof, the Holders will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement (A) with respect to a notice described in clause (i) above, until the Company has notified the Holders that they may resume sales of Registrable Stock, (B) in the case of a notice described in clause (ii) above, until the Holders have received copies of the supplemented or amended prospectus contemplated by Section 3(a)(iv) hereof, and (C) in the case of a notice described in clause (iii) above, until the stop order is removed.





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         (c)     Each Holder agrees that it will dispose of the Registrable
Securities in compliance with all applicable laws.

         (d) Each Holder agrees that it will provide the Company with information with respect to the Holders as may be necessary for the Company to comply with its obligations under this Agreement or any underwriting agreement, document or instrument executed in connection herewith.
         (e) Each Holder agrees that it will promptly notify the Company of any sales of Registrable Securities, and will notify the Company if it believes that the distribution of such Registrable Securities has not been completed.

         (f)     The Company hereby represents and warrants that:

                 (i) the Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and, except for the Registration Rights Agreement referred to in
         Section 18 of the Memorandum of Agreement, the execution, delivery and performance by the Company of its obligations under this agreement will not cause a breach of any material agreement to which the Company is a party, or the Company's charter or bylaws;

                 (ii) the registration statement referred to in Section 2 and the prospectus included therein and any amendments or supplements thereto, will, when such documents are filed with the Commission and declared effective under the Securities Act, comply in all material respects with the applicable requirements of the Securities Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company by any Holder expressly for use therein; and

                 (iii) the documents incorporated by reference in the prospectus included in the registration statement, will, when such documents become effective or are filed with the Commission, conform in all material respects with the applicable requirements of the Securities Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company by any Holder expressly for use therein.

         4. REGISTRATION EXPENSES. All fees and expenses incurred in connection with effecting the registration pursuant to Section 2 hereof, including, without limitation, all registration, qualification and filing fees, escrow fees, fees and expenses of compliance





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with state securities or blue sky laws (including fees and disbursements of the
Company's counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and the Company's independent certified public accountants directly attributable to the registration of securities, including expenses of any regular or special audits incident to or required by any such registration, the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company (all such fees and expenses being herein referred to as "Registration Expenses") will be borne by the Company. All fees and expenses incurred in connection with the distribution of the Registrable Securities, except to the extent listed above, including, without limitation, discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals and legal expenses of such persons and the Holders, will be borne by the Holders.

         5. INDEMNIFICATION AND CONTRIBUTION. (a) If any Registrable Securities are included in a registration statement pursuant to this Agreement, the Company will, and hereby does, indemnify and hold harmless each Holder and its partners, directors and officers, each underwriter and each other person, if any, who controls such Holder or such underwriter within the meaning of
Section 15 of the Securities Act, against any expenses, losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or filed with the Commission or any amendment or supplement thereto,
(ii) any omission or alleged omission to state in any such registration statement or amendment a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any omission or alleged omission to state in any such preliminary prospectus, final prospectus, summary prospectus or supplement a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company shall reimburse such Holder or such partner, director or officer or underwriter or controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding as such expenses are incurred; provided, however, that the Company shall not be liable and shall be entitled to reimbursement in any such case to the extent that any such loss, claim, damage or liability is finally determined to have arisen out of or be based upon an untrue





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statement in or omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by such Holder or an underwriter specifically stating that it is expressly for use therein; and, provided, further, that the indemnity agreement contained in this subsection shall not apply to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus included in the registration statement when the registration statement became effective, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and if, after having previously been furnished by or on behalf of the Company with a sufficient number of copies of the prospectus as so amended or supplemented, the such prospectus as so amended or supplemented was not sent or given prior to or concurrently with the sale of a Registrable Security by the Holder to the person asserting such loss, claim, damage or liability who purchased such Registrable Security which is the subject thereof, and, provided, further, that the indemnification agreement contained in this subsection shall not apply to the extent that any such loss, claim, damage or liability arises out of or in connection with a sale of Registrable Securities made in violation of Section 3(b) hereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders or such partner, director or officer or underwriter or controlling person, and shall survive the transfer of such securities by the Holders.

         (b) The Holders each agree to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from the Company to the Holders, but only with respect to information included in any Registration Statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder or an underwriter specifically stating that it is expressly for use therein. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers, similar securities industry professionals and any other person or entity utilized by the Holders to dispose of Registrable Securities, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary prospectus.

         (c) A party from whom indemnity may be sought pursuant to the provisions of Section 5(a) or (b) shall not be liable for such indemnity with respect to any claim as to which indemnity is sought unless the party seeking such indemnity shall have notified such indemnifying party in writing of the nature of such claim promptly after such indemnified party becomes aware of the assertion thereof; provided, however, that the failure so to notify such indemnifying party shall not relieve such party from any liability which it may have to such indemnified party otherwise than on account of the provisions of
Section 5(a) or (b) or if the failure to give such notice promptly shall not have been materially prejudicial to such indemnifying party. No indemnifying party shall be liable





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for any compromise or settlement of any such action effected without its consent. No indemnifying party, in the defense of any such claim or suit, shall, except with the consent of each indemnified party, consent to any compromise or settlement which does not include as an unconditional term thereof the giving by the claimant to such indemnified party of a release from all liability in respect of such claim or suit. Any indemnifying party may participate with counsel reasonably satisfactory to the indemnified party in, and to the extent that it shall wish (except to the extent set forth below), may direct and assume at its own expense, either individually or jointly with any other indemnifying party, the defense of any suit brought to enforce such claim. Such indemnified party shall have the right to participate in such suit (but not to control such suit (except to the extent set forth below) unless no indemnifying party shall have assumed the defense thereof in accordance with the preceding sentence) and to retain its own counsel, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless no indemnifying party shall have assumed the defense thereof in accordance with the preceding sentence or unless the named parties to any such suit include such indemnified party and one or more other indemnified parties or indemnifying parties and representation of such parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case such indemnified parties shall have the right to control all aspects of such suit relating to such actual or potential differing interests). It is understood that no indemnifying party shall, in connection with any such suit, be liable under this subsection for the fees and expenses of more than one separate firm (in addition to any local counsel in each jurisdiction) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for above is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and each indemnified party shall contribute to the losses, claims, damages, liabilities and expenses described herein, in such proportions so that the portion thereof for which any particular indemnified party shall be responsible shall be limited to the portion determined by a court (or the parties to any settlement) to be directly attributable to (i) an untrue statement of a material fact or an omission to state a material fact in a registration statement, preliminary prospectus, prospectus or amendment or supplement thereto in specific reliance upon and in conformity with written information furnished to the Company by such indemnified party's specifically stating that it is expressly for use therein, and the Company shall be responsible for the balance and (ii) any failure by such indemnified party to comply with any provisions of this Agreement. The Company and the Holder agree that it would not be just and equitable if the respective obligations of the Company and any indemnified party to contribute were to be determined by pro rata allocation, by reference to the proceeds realized by them or in any manner which does not take into account the equitable considerations set forth in this
Section 5(d).





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         6.      MISCELLANEOUS.

         (a) Waivers and Amendments. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. This Agreement may not be amended, supplemented or modified at any time without the written consent of the Company and the Holders.

         (b) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, by telecopy or mailed by certified or registered mail, return receipt requested, as follows:

         If to the Company, to:            Marine Drilling Companies, Inc.
                                           14141 Southwest Freeway, Suite 2500
                                           Sugar Land, Texas  77478-3435
                                           Attn:  William H. Flores
                                           Telefax No. (713) 565-2003

         If to the Partnership, to:        MV Enterprise Limited Partnership
                                           8114 West Highway 90
                                           Broussard, Louisiana 70518
                                           Attn:  Greg Dugas
                                           Telefax No. (318) 365-0037

         (c) Successors and Assigns. All representations, covenants and agreements contemplated in this Agreement by or on behalf of any of the parties hereto shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns, whether so expressed or not. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

         (d) Counterparts. This Agreement may be executed in two or more counterparts, which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (e) Headings. The headings in this Agreement are inserted for convenience and reference only and shall not affect the construction or interpretation of any term, provision or covenant of this Agreement.

         (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         (g) Severability. If any term, provision or covenant of this Agreement shall be declared invalid, void or unenforceable by any judicial or administrative authority of





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competent jurisdiction, the remainder of the terms, provisions and covenants of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         (h) Entire Agreement. This Agreement and the applicable provisions of the Memorandum of Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, among the parties, of any of them, with respect to such subject matter hereof.

         (i) Distribution of Shares by Partnership. The Partnership agrees that if it wishes to distribute, sell or transfer any Registrable Securities to its partners, such Registrable Securities shall cease to be Registrable Securities unless each partner receiving such shares executes an agreement in form reasonably satisfactory to the Company adopting any relevant provisions of this Agreement or the Memorandum of Agreement. The Partnership agrees that any such sale, distribution or transfer shall not violate any securities laws.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      MARINE DRILLING COMPANIES, INC.


                                      By: _________________________________
                                      Name: _______________________________
                                      Title: ______________________________



                                      MV ENTERPRISE LIMITED PARTNERSHIP


                                      By: _________________________________
                                      Name: _______________________________
                                      Title: ______________________________





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